EXHIBIT 23(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 Post-Effective Amendment No. 1 of our report dated November 18, 2004 relating to the financial statements and financial statement schedules of Kulicke and Soffa Industries, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 14, 2004